CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the incorporation by reference in the Registration Statement (No. _________) on Form S-8 of Brandmakers, Inc. of our report dated August 2, 2001, which appears in Brandmakers, Inc.'s annual report on Form 10-KSB for the year ended June 30, 2001.


Bearden & Smith, P.C.
Atlanta, Georgia
July 12, 2002